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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                          SCHEDULE 14A INFORMATION
                 PROXY STATEMENT PURSUANT TO SECTION 14(a)
                   OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO. __)

Filed by the Registrant  [ ]
Filed by a Party other than the Registrant  |X|
         Check the appropriate box:
         [ ]      Preliminary Proxy Statement
         [ ]      Confidential, For Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))
         [ ]      Definitive Proxy Statement
         [ ]      Definitive Additional Materials
         |X|      Soliciting Material Pursuant to Rule 14a-12

                  COMPUTER ASSOCIATES INTERNATIONAL, INC.
              (Name of Registrant as Specified in Its Charter)

                          RANGER GOVERNANCE, LTD.
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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About Steve Perkins
President of Ranger Governance, Ltd.

Steve Perkins, a Managing Director of Ranger Governance Ltd., recently was named as Ranger's President. He has had a long - and quintessentially varied - career in the software industry. Now 58, his relationship with Ranger founder Sam Wyly goes back 30 years and spans three companies, a dozen jobs, and a wealth of software - some of which are among the most important software products on the market today. It was, among other things, that enduring success and breadth of experience that prompted Wyly to choose Perkins to lead Ranger.

In 1969 Perkins joined University Computing Company (UCC), a Dallas-based software services firm begun by Wyly in 1963. While there, Perkins had a lead role in the development and customer support teams for a range of UCC systems software products, including UCC-1, UCC-3 and UCC-7. The popular and reliable software became staples in datacenters throughout the world. In 1987, Computer Associates acquired Uccel (formerly UCC), and these products became CA-1, CA-3 and CA-7 - and today they remain critical infrastructure systems for many Fortune 500 companies.

Besides software development, Perkins has founded companies, guided marketing, built customer service and led sales. He co-founded and was president of PSI TECH International, Inc.; vice president of The Systems Center, Inc.; vice president, account executives, at Shared Financial Systems, Inc. (now Stratus Computing); vice president, marketing, of VI Systems, Inc.; and vice president, client services, for Uccel Corporation.

As executive vice president and Communications Software Group president for Sterling Commerce - a company spun-off from Sterling Software, Inc., which was co-founded by Sam Wyly - Perkins grew revenue from $35 million to $200 million over seven years. One of Sterling Commerce's products, CONNECT, became the market-share leader even after some competitors began to give away their products. Perkins eventually helped guide the sale of Sterling Commerce to SBC Communications for $3.9 billion in early 2000.

Perkins, who has a BS degree in mathematics from Eastern New Mexico University and an MS degree in computer science from Washington University, is married and has two sons and five grandchildren. He lives with his wife Linda in Irving, Texas.

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Ranger Governance, Ltd. ("Ranger") and certain other persons may be deemed participants in the solicitation of proxies from the stockholders of Computer Associates International, Inc. ("Computer Associates") in connection with Computer Associates' 2002 Annual Meeting of Stockholders. Information concerning such participants is available in Ranger's preliminary proxy statement on Schedule 14A (the "Preliminary Proxy Statement") filed by Ranger with the Securities and Exchange Commission (the "SEC") on June 27, 2002.

STOCKHOLDERS OF COMPUTER ASSOCIATES ARE ADVISED TO READ RANGER'S DEFINITIVE PROXY STATEMENT (THE "DEFINITIVE PROXY STATEMENT") IN CONNECTION WITH RANGER'S SOLICITATION OF PROXIES FROM COMPUTER ASSOCIATES STOCKHOLDERS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders of Computer Associates and other interested parties may obtain, free of charge, copies of the Preliminary Proxy Statement and the Definitive Proxy Statement (when available), and any other documents filed by Ranger with the SEC, at the SEC's Internet website at www.sec.gov. The Preliminary Proxy Statement and the Definitive Proxy Statement (when available) and these other documents may also be obtained free of charge by contacting Morrow & Co., Inc., the firm assisting Ranger in the solicitation of proxies, toll-free at 1-800-607-0088.

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